UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): April 26, 2017

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)

2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 26, 2017, the Compensation Committee approved a cash award of $100,000 to Ms. Melanie M. Trent, Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary of Rowan Companies plc (the “Company”), in recognition of her many contributions over more than 11 years of service to the Company. Such cash award will be paid on or around April 30, 2017, upon Ms. Trent’s retirement from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2017	Rowan Companies plc

	By:	/s/ Stephen M. Butz
Stephen M. Butz Executive Vice President and Chief Financial Officer